Exhibit 10.3

ADDENDUM

to the

PURCHASE CONTRACT

dated 10 March 2026

between

GOLKOR INC.

a Nevada, USA corporation (the “Buyer”)

and

AFRIKOR METAL INDUSTRIES PROPRIETARY LIMITED

Registration Number: 2024/804097/07 (the “Seller”)

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PREAMBLE AND CONSTRUCTION

A.	Background

This Addendum is entered into by the Buyer and the Seller in connection with the Purchase Contract dated 10 March 2026 between the same parties (DocuSign Envelope ID: 26FEBEAD-25B9-825A-82AB-0CAE0C50D9D2) (the “Contract”).

The Contract as signed did not include certain exhibits, payment settlement timing, prepay mechanics, or transfer pricing provisions. This Addendum supplies those missing elements and completes certain placeholder provisions.

B.	Relationship to the Contract

This Addendum forms part of and is incorporated into the Contract. The Contract remains in full force and effect as signed via DocuSign. The existing signatures on the Contract are not affected by this Addendum.

In the event of any conflict between the terms of this Addendum and the Contract, the terms of this Addendum shall prevail to the extent of the conflict.

Capitalised terms used but not defined in this Addendum shall have the meanings ascribed to them in the Contract.

C.	Additional Definitions

The following defined terms are hereby added to Clause 2 (Definitions) of the Contract:

Arm’s-Length Price	The price that would have been agreed between independent enterprises dealing at arm’s length in comparable circumstances, determined in accordance with the OECD Guidelines and applicable domestic law.
Benchmarking Study	A transfer pricing economic analysis conducted by a Qualified Adviser that identifies comparable uncontrolled transactions and determines the arm’s-length range for the pricing of Silver Material under the Contract.
Contemporaneous Documentation	Transfer pricing documentation prepared and maintained in accordance with OECD Guidelines Chapter V, South African Practice Note 7 (or any successor guidance), and US Treasury Regulations §1.6662-6, as applicable.
Functional Analysis	An analysis of the functions performed, assets employed, and risks assumed by each Party in connection with the transactions under the Contract.
Intercompany Margin	The difference between the price at which the Buyer acquires Silver Material from the Seller and the price at which the Buyer sells equivalent Silver Material to third-party purchasers, expressed as a percentage of the third-party sale price.
Qualified Adviser	An internationally recognised accounting firm, transfer pricing consultancy, or law firm with demonstrated expertise in international transfer pricing, appointed by agreement of both Parties or, failing agreement, by the Buyer.
Related Party	Any person or entity that directly or indirectly controls, is controlled by, or is under common control with a Party, where “control” means the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise.
Transfer Pricing Adjustment	Any adjustment to the pricing, terms, or conditions of the Contract made in order to ensure compliance with the arm’s-length principle.

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PART 1: APPENDIX 1 — DELETERIOUS ELEMENTS SCHEDULE OF CHARGES

This Appendix 1 is the exhibit referenced in Clauses 4.1, 4.2, and 4.5 of the Contract. It sets out the Free Limits, Maximum Allowable Levels, and Increment Charges applicable to deleterious elements present in the Silver Dore. These thresholds are aligned with Rand Refinery (PTY) LIMITED acceptance criteria.

Element	Free Limit	Maximum Allowable Level	Increment Charge (US$ per 0.1% per dry ton)
Si	9%	25%	US$5.00
Al	3%	15%	US$5.00
Zn	12%	30%	US$5.00
As	0.5%	1%	US$5.00
Sb	1%	5%	US$5.00
Bi	1%	5%	US$23.00
Se	1%	2%	US$15.00
Ni	1%	3%	US$5.00
Te	1%	5%	US$15.00
Br	1%	8%	US$14.00
I	1%	8%	US$14.00
F	1%	4%	US$20.00
Hg	100g/t	150g/t	US$350.00

Penalty Calculation Formula

Charge = ((Deleterious Level % – Free Limit %) / Increment %) × Increment Charge × Dry Weight

The Increment for all elements is 0.1%, save that for Mercury (Hg) the Free Limit and Increment are expressed in grams per tonne.

Refinery Rejection Rights

Rand Refinery reserves the right to refuse acceptance of material containing deleterious elements which, in terms of its ISO 14000 certification, it is prohibited from treating. Rand Refinery reserves the right to cancel the refining contract should quality vary by more than 10% from agreed specifications. Rejected material will be returned to the Seller at the Seller’s cost, with a handling charge of US$200 per tonne.

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PART 2: APPENDIX 2 — APPOINTED REPRESENTATIVES AND INDEPENDENT ASSAYERS

A.	Independent Assayers for Umpire Procedures

The following firms are approved by the Parties as independent assayers eligible to conduct umpire assays pursuant to Clause 6.7 of the Contract. A representative who has participated in the weighing and sampling of a lot shall not serve as umpire for that same lot.

Firm	Address
Alfred H Knight International Ltd.	Eccleston Grange, Prescot Road, St. Helens, Merseyside, WA10 3BQ, United Kingdom
Inspectorate International Ltd / Bureau Veritas Commodities UK Ltd	2 Perry Road, Witham, CM8 3TU, United Kingdom
SGS Nederland B.V. / RAL Services	Malledijk 18 / PO Box 200, 3208 LA / 3200 AE, Spijkenisse, The Netherlands
ALS Inspection UK Limited	Caddick Road, Knowsley Business Park, Prescot, L34 9HP, United Kingdom

B.	Seller’s Appointed Representative

Pursuant to Clause 6.5 of the Contract, the Seller’s appointed representative for attending Refinery testing operations shall be:

Name: [TO BE COMPLETED BY AMI]

Address: [TO BE COMPLETED BY AMI]

Contact: [TO BE COMPLETED BY AMI]

The appointment is subject to Buyer’s approval at least two (2) Business Days prior to arrival of the corresponding shipment at the Refinery.

PART 3: AMENDMENT TO CLAUSE 8 — PAYMENT SETTLEMENT MECHANICS

The following provisions supplement and amend Clause 8 (Payment) of the Contract. Where the Contract’s existing Clause 8 is silent on a matter addressed below, the provisions below shall apply. Where the provisions below conflict with the Contract’s existing Clause 8, the provisions below shall prevail.

3.1	Final Payment Timing (new Clause 8.1A)

The Buyer shall pay the Seller all amounts due within five (5) Business Days of receipt by the Buyer of all of the following documents in complete and correct form:

(i)	the Seller’s signed final invoice, issued within one (1) Business Day of receipt by the Refinery of the Final Weight Certificate and Final Assay Certificate;

(ii)	confirmation of the final Silver prices determined in accordance with Clause 7 (Price);

(iii)	the Final Weight Certificate; and

(iv)	the Final Assay Certificate.

For the avoidance of doubt, this Clause 8.1A supplements and does not replace the existing Clause 8.1, which describes the documents required. This clause adds the five (5) Business Day payment window that the existing Clause 8.1 omitted.

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3.2	Payment Method (new Clause 8.1B)

All payments shall be made by irrevocable electronic wire transfer (SWIFT) in immediately available US Dollar funds to the account designated by the Seller in writing. The Seller shall provide its bank account details (bank name, SWIFT/BIC code, account number, intermediary bank details) to the Buyer no later than five (5) Business Days prior to the first delivery. Changes to bank details require at least ten (10) Business Days’ prior written notice.

3.3	Late Payment Interest (new Clause 8.1C)

If the Buyer fails to make any payment when due, interest shall accrue at the Secured Overnight Financing Rate (SOFR) as published by the Federal Reserve Bank of New York plus 2.00% per annum, calculated daily from the due date until actual payment (both dates inclusive). Late payment interest shall not compound.

3.4	Provisional Payment Mechanics (amending Clauses 8.4 and 8.5)

Clauses 8.4 and 8.5 of the Contract are hereby supplemented as follows:

3.4.1	Drawdown Requests

The Seller may request a Provisional Payment by delivering a written drawdown request specifying the amount, purpose, and proposed drawdown date, at least ten (10) Business Days prior to the proposed date. The Buyer may advance funds in its sole and absolute discretion. The aggregate cap of US$20,000,000 in the existing Clause 8.4 is confirmed and unchanged.

3.4.2	Conditions Precedent

The Buyer’s obligation to advance any Provisional Payment is subject to:

(a)	no Event of Default has occurred and is continuing;

(b)	the Seller has delivered a compliance certificate confirming all representations and warranties remain true and correct;

(c)	the aggregate of all outstanding Provisional Payments (including the requested amount) does not exceed US$20,000,000;

(d)	the EBM Tailing and Industrial Processing Facility is operational or reasonably expected to commence or resume production within ninety (90) days; and

(e)	no Force Majeure Event is in effect in respect of the Seller.

3.4.3	Interest on Outstanding Balances

No interest accrues on outstanding Provisional Payment balances provided the Seller is delivering Silver Material on schedule. If the Seller fails to make a scheduled delivery and such failure continues for more than thirty (30) Business Days, interest shall accrue at SOFR plus 2.00% per annum from the thirty-first Business Day until the earlier of: (a) the next delivery; or (b) repayment in full.

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3.4.4	Repayment Waterfall

The Buyer shall deduct the outstanding balance from amounts due to the Seller, applying credits in order: (a) first, to accrued interest (if any); (b) second, to the earliest outstanding principal; (c) third, to remaining amounts due. The Buyer’s discretion under the existing Clause 8.5 is confirmed and unchanged.

3.4.5	Early Termination Clawback

If the Contract is terminated while any Provisional Payment balance remains outstanding, the Seller shall repay the entire outstanding balance (including accrued interest) within ten (10) Business Days of the effective date of termination. Failure to repay triggers interest at SOFR plus 4.00% per annum from the eleventh Business Day.

3.4.6	Banking Day Adjustment

Provisional Payments falling due on a Saturday, Sunday, or public holiday in Switzerland, South Africa, US or UK shall be made on the first following Banking Day.

PART 4: COMPLETION OF CLAUSE 13.9 — AGENT FOR SERVICE OF PROCESS

Clause 13.9 of the Contract contains bracketed placeholders for the Seller’s London agent for service of process. Those placeholders are hereby completed as follows:

London Law Firm: [TO BE COMPLETED — AMI to appoint a London-based law firm]

Firm Address: [TO BE COMPLETED]

Email Address: [TO BE COMPLETED]

Contact Solicitor: [TO BE COMPLETED]

The Seller undertakes to appoint and notify the Buyer of the details above within thirty (30) Business Days of the date of this Addendum. Failure to do so shall constitute a breach of the Contract under Clause 19.3 (failure to comply with terms, uncured after 3 Business Days’ written notice).

PART 5: INTERCOMPANY TRANSFER PRICING COMPLIANCE (NEW CLAUSE 31)

The following is hereby inserted as a new Clause 31 of the Contract (with the existing Clause 30 “Entire Agreement” renumbered as Clause 32). References to “this Contract” in this Part 5 mean the Contract as supplemented by this Addendum.

31.1	Related-Party Acknowledgment

31.1.1      The Parties acknowledge and confirm that the Buyer and the Seller are Related Parties within the meaning of: (a) Section 31 of the South African Income Tax Act, 1962; (b) Section 482 of the United States Internal Revenue Code; and (c) the OECD Transfer Pricing Guidelines (“associated enterprises” under Article 9 of the OECD Model Tax Convention).

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31.1.2        The nature of the relationship between the Parties is as follows:

Golkor Inc. is a publicly traded company. Tony Bainbridge, Chairman and Gregory Klok, CEO each control 49.55% of the company via their ownership of 500 shares of Series A Preferred stock each. Tony Bainbridge and Gregory Klok are the board members of Golkor.

Afrikor Metal Industries Proprietary Limited is a privately held company. It is owned 80% by Tony Bainbridge, who is also the Chairman of the board.

31.1.3      Each Party shall promptly notify the other in writing of any change in their related-party status, including any change of control, reorganisation, or transfer of shares.

31.2	Arm’s-Length Pricing Standard

31.2.1       The pricing and all terms of the Contract shall at all times reflect the Arm’s-Length Price.

31.2.2      The Payable of 72.9% (Clause 7.2) shall be supported by a Benchmarking Study using the most appropriate transfer pricing method (CUP, Resale Price, or TNMM) demonstrating the rate falls within the arm’s-length interquartile range.

31.2.3      The Parties acknowledge that the Buyer’s functions are primarily those of a trading intermediary: commercial negotiation, price-fixing and hedging coordination, logistics management, credit intermediation, and market access facilitation. The Seller performs production, quality control, packaging, and export.

31.3	Contemporaneous Documentation

31.3.1      The Buyer shall procure Contemporaneous Documentation including a Master File, Local Files for both the US and South Africa, and Country-by-Country Reports where applicable.

31.3.2      The Seller shall cooperate with the Buyer and the Qualified Adviser in preparing the documentation.

31.3.3      Documentation shall be reviewed and updated annually, or more frequently upon material changes or tax authority enquiry.

31.3.4      The Buyer shall bear the cost of the initial Benchmarking Study and annual updates. The Seller shall bear its own internal costs.

31.4	Transfer Pricing Adjustment Mechanism

31.4.1      If the Benchmarking Study indicates the 72.9% Payable does not fall within the interquartile range, the Parties shall negotiate in good faith to adjust the Payable to a rate within that range, targeting the median.

31.4.2      Any adjustment shall be documented in a written amendment, take effect from the first day of the relevant fiscal year, and be settled through a Year-End True-Up payment within thirty (30) Business Days.

31.4.3      If the Parties cannot agree within sixty (60) Business Days, either may refer the matter to the Qualified Adviser for a binding determination within forty-five (45) days. Costs borne equally.

31.4.4      If any tax authority makes or proposes a transfer pricing adjustment, the affected Party shall promptly notify the other and shall not accept any adjustment without the other’s prior written consent (not to be unreasonably withheld). Both Parties shall cooperate to contest, resolve, or mitigate, including through mutual agreement procedures under applicable tax treaties.

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31.5	Advance Pricing Agreement

31.5.1      Within twelve (12) months of the first delivery, the Parties shall evaluate in good faith whether to pursue a bilateral APA between the IRS and SARS. Costs borne equally.

31.6	Annual Review

31.6.1      Within ninety (90) days of each fiscal year end, the Buyer shall procure an annual transfer pricing compliance review assessing whether actual pricing outcomes fall within the arm’s-length range.

31.7	Tax Authority Audits and Cooperation

31.7.1      Each Party shall promptly notify the other of any tax authority enquiry relating to transfer pricing under the Contract.

31.7.2      Neither Party shall make any admission, settlement, or compromise with a tax authority regarding the transfer pricing without prior written consent of the other Party, except where compelled by law or final ruling.

31.7.3      If a final adjustment results in double taxation, the Parties shall use commercially reasonable efforts to obtain corresponding adjustments or relief.

31.8	Record Retention

31.8.1      Each Party shall retain all transfer pricing records for the longer of: (a) seven (7) years from the end of the relevant US tax year; (b) five (5) years from submission of the relevant South African tax return; or (c) such longer period required by law or ongoing audit.

PART 6: GENERAL PROVISIONS

6.1	Confirmation of Contract

Save as expressly amended or supplemented by this Addendum, the Contract remains in full force and effect and is hereby confirmed and ratified in all respects. Nothing in this Addendum shall be deemed to constitute a novation of the Contract.

6.2	Entire Addendum

This Addendum (including Parts 1 through 5) constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes any prior discussions, correspondence, or agreements relating to the matters addressed herein.

6.3	Governing Law

This Addendum shall be governed by and construed in accordance with the laws of England, consistent with Clause 14 of the Contract.

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6.4	Counterparts

This Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures shall have the same effect as original signatures.

EXECUTION

IN WITNESS WHEREOF the Parties have executed this Addendum as of April 3, 2026, with effect from the Effective Date of the Contract (10 March 2026).

GOLKOR INC.	AFRIKOR METAL INDUSTRIES
PROPRIETARY LIMITED

Name: Gregory Klok	Name: Anthony Bainbridge
Title: CEO	Title: Authorized Signer
Date: 4/3/2026	Date: 4/3/2026

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